Exhibit 10.34

ANTHERA PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and entered into as of December 11, 2014 (the “Effective Date”) by and between Anthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Zenyaku Kogyo Co., Ltd. (the “Purchaser”).  Unless otherwise defined herein, all dollar amounts refer to U.S. dollars.

Recitals

Whereas, the Company and the Purchaser have entered into a Collaboration and License Agreement dated December 11th, 2014 (the “License Agreement”);

Whereas, as partial consideration for rights granted under the License Agreement, the Purchaser has agreed to purchase equity from the Company and has agreed to make a secured loan to the Company;

Whereas, the Company has authorized the sale and issuance of up to an aggregate of $19,000,000.00 of its Common Stock, par value $0.001 per share (the “Shares”);

Whereas , the Shares are being offered and sold to the Purchaser pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-187780) (the “Registration Statement”) and the base prospectus, prospectus supplement and any free writing prospectus relating to the Shares (together, the “Prospectus”);

Whereas, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Agreement To Sell And Purchase.

1.1           Authorization of Shares.  The Company has authorized the sale and issuance to Purchaser of the Shares pursuant to the terms of this Agreement.

1.2           Sale and Purchase.  Subject to the terms and conditions hereof, at the Initial Closing (as defined below) the Company hereby agrees to issue and sell to the Purchaser,  and the Purchaser agrees to purchase from the Company, the number of Shares set forth under the heading “Initial Closing Shares” on Exhibit A (the “Initial Closing Shares”) for the price per share set forth on Exhibit A, provided, however, that in all instances the Company’s obligation to sell and the Purchaser’s obligation to purchase, any of the Shares is subject to the condition that after giving effect to such purchase and sale the Purchaser (together with its affiliates and any other individuals, entities or groups with which the Purchaser may be deemed to share “beneficial ownership”) will not at any time be the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifteen percent (15%) of the Company’s issued and outstanding shares of Common Stock (the “Ownership Cap”).

1.

2.            Closing, Delivery And Payment.

2.1           Initial Closing.  Within 30 days after the Effective Date, the Company shall deliver to the Purchaser a notice (the “Initial Closing Notice”) setting the date of the sale and purchase of the an aggregate of up to $7,000,000 of Shares (the “Initial Closing”), which shall take place remotely via the exchange of documents and signatures at 4:00 p.m. (Pacific Standard Time) on the date which is not less than fifteen days following the date of the Initial Closing Notice, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Initial Closing Date”), provided, however that in the event that the purchase of all of the Initial Closing Shares would result in the Purchaser exceeding the Ownership Cap, the amount of such excess shall be subtracted from the Initial Closing Shares purchased by the Purchaser on the Initial Closing Date and shall be purchased by the Purchaser, but only to the extent that such purchase would not result in the Purchaser owning more Shares than the Ownership Cap, upon at least 15 days prior written request of the Company on the same terms and at the same price on the date set forth in such written request (the “Subsequent Initial Closing Date”), which date shall be on or before May 31, 2015 (the subsequent sale and issuance of Initial Closing Shares is referred to as a “Subsequent Initial Closing”).  The purchase price per Share to be paid for the Initial Closing Shares shall be calculated as set forth on Exhibit A.  The Subsequent Initial Closing shall take place no more than once, and to the extent that any of the $7,000,000 of Initial Closing Shares have not been purchased pursuant to the terms hereof at the Subsequent Initial Closing, the Purchaser shall have no further obligation to purchase any Initial Closing Shares.  The Purchaser’s rights under the License Agreement or any of the other Related Agreements shall not be adversely affected because all of the Initial Closing Shares have not been purchased.

2.2           Subsequent Closings.

(a)         Second Closings.  Upon written request of the Company during the period commencing on June 1, 2015 and ending on March 31, 2016 by delivery to the Purchaser from time to time of one or more written notices advising the Purchaser of the aggregate dollar value of additional Shares to be issued at each Second Closing (each, a “Second Closing Notice”), and subject in each instance to the Ownership Cap and the other terms and conditions hereof, the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser an aggregate of up to $8,000,000 of additional Shares (the “Second Closing Shares”) in quarterly installments of no more than $2,000,000 per quarter at the price per Share set forth on Exhibit A (each, a “Second Closing”).  Within 25 days after delivery of a Second Closing Notice, the Purchaser shall deliver to the Company a notice (each, a “Purchaser Closing Notice”) setting the date of the applicable Second Closing, which closing date shall be no more than 30 days following the date that the applicable Second Closing Notice was delivered by the Company to the Purchaser, or such later time as the Company and the Purchaser may mutually agree (each, a “Second Closing Date” and, together with the Initial Closing Date, the Subsequent Initial Closing Date, if any, and the Third Closing Date (defined below), each, a “Closing Date”). Each Second Closing shall take place remotely via the exchange of documents and signatures at 4:00 p.m. (Pacific Time) on the date stated in the applicable Purchaser Closing Notice.  If the Purchaser fails to deliver a Purchaser Closing Notice setting the Second Closing Date in accordance with this paragraph, then the Second Closing Date shall be the 30th day following delivery of the applicable Second Closing Notice by the Company to the Purchaser.  To the extent that any of the maximum $8,000,000 of Second Closing Shares have not been purchased pursuant to the terms hereof on or before March 31, 2016, the Purchaser shall have no further obligation to purchase any Second Closing Shares, and the Purchaser’s rights under the License Agreement or any of the other Related Agreements shall not be adversely affected because all of the Second Closing Shares have not been purchased.

(b)         Third Closing.  Prior to May 31, 2016 upon delivery to the Company of written notice of the Purchaser’s intent to include Option Territory (the “Option Notice”), and subject to the Ownership Cap and the other terms and conditions hereof, the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser an aggregate of $4,000,000 of additional Shares (the “Third Closing Shares”) at the price per Share set forth on Exhibit A (the “Third Closing”), provided, however, that if the number of Third Closing Shares that the Purchaser may purchase at the Third Closing is limited by the Ownership Cap (i) the Purchaser shall have no further obligation to purchase any Third Closing Shares or any other Shares and (ii) any such limitation shall not in any way adversely affect any of the Purchaser’s rights under the License Agreement or any of the other Related Agreements (including, without limitation, the Purchaser’s rights to include Option Territory in the License Agreement).  The Third Closing shall take place remotely via the exchange of documents and signatures at 4:00 p.m. (Pacific Time) on the date stated in the Option Notice, which date shall be no less than 5 days nor more than 30 days following the date that the Option Notice is delivered to the Company or such later time as the Company and the Purchaser may mutually agree (the “Third Closing Date”).

2.

2.3           Delivery.  At the Initial Closing, Subsequent Initial Closing, if any, each Second Closing and the Third Closing (collectively referred to herein as the “Closings” and each individually as a “Closing”), subject to the terms and conditions hereof, the Company will deliver to Purchaser facsimile copies of one or more stock certificates, evidencing the Shares purchased by the Purchaser at such Closing, registered in the name of the Purchaser (or such nominee or designee as the Purchaser may designate by written notice to the Company at least two (2) Trading Days prior to such Closing), with the original stock certificate delivered within three (3) Trading Days of Closing, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company, cancellation or conversion of indebtedness at the option of the Purchaser, or any combination of the foregoing.

2.4           No Obligation to Purchase Shares.  Notwithstanding anything to the contrary contained in this Agreement or in any of the Related Agreements, the Purchaser shall not be obligated to purchase any Shares at any Closing if as of the date of such Closing: (i) the Company is in material default under, or has materially breached and not cured to the reasonable satisfaction of the Purchaser, any provision of this Agreement or any of the Related Agreements that have been executed and delivered on or prior to the date of such Closing; or (ii) either the License Agreement or the Clinical Supply Agreement (if executed and delivered prior to the date of such Closing) shall have been terminated or is during a cure period for breach which leads to termination.

3.            Representations And Warranties Of The Company.

Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchaser at least two Trading Days before each Closing (which Schedules of Exceptions shall be acceptable to the Purchaser in its reasonable discretion),  the Company hereby represents and warrants to the Purchaser as of the applicable Closing Date, as set forth below.

3.1           Organization, Good Standing and Qualification.  The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease and use its respective properties and assets and to carry on its respective business as currently conducted and as proposed to be conducted.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted, is pending, or, to the Company’s knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has at all times complied with all provisions of its certificate of incorporation and bylaws in effect at such time, and is not currently in default under, or in violation of, any such provision.

3.2           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the Related Agreements and otherwise to carry out its obligations hereunder and thereunder.  The Company’s execution, delivery and performance of this Agreement and each of the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith.  This Agreement and each of the Related Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.

3.3           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective assets or properties is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of any obligations under, give any party the right to cancel, terminate, modify or accelerate, or require any notice, consent or waiver under, any contract, license, sublicense, lease, sublease, permit, indenture, mortgage, instrument of indebtedness, guaranty, pledge, security interest or other arrangement to which the Company or any of its Subsidiaries is a party or is bound, or to which any of their respective assets are subject, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Related Agreements or on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any of the Related Agreements.

3.4           No Litigation.  There is no action, suit or proceeding, or governmental or regulatory inquiry or investigation, pending or, to the knowledge of the Company, any threat thereof or reasonable basis therefor, against the Company or any of its officers or directors, which questions the validity or enforceability of this Agreement or any of the Related Agreements or the right of the Company to enter into or perform its obligations under this Agreement or any of the Related Agreements, or which might reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order or decree.

3.5           Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental or regulatory authority or agency, or any holder of outstanding securities of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements (including the offer, issuance and sale of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing with the Commission of the Registration Statement and the Prospectus under the Securities Act to register the issuance and sale of the Shares by the Company to the Purchaser (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby.

3.6           Issuance of the Shares.  The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action (including, without limitation, any stockholder approval required by NASDAQ rule 4350) and all of the Shares have been duly reserved for issuance. The Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, restrictions and encumbrances,  and shall not be subject to preemptive or similar rights.  All issuances and sales of the Shares by the Company to the Purchaser will be made pursuant to an effective Registration Statement in accordance with the Securities Act, and all of the Shares will be duly listed for trading on the Principal Trading Market and freely tradable by the Purchaser without restrictions under the Securities Act or state securities laws from and after the date such Shares are issued and sold by the Company.  The Shares will be issued in compliance with all applicable federal and state securities laws.

4.

3.7           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) are as set forth in the Company’s SEC Reports.  The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect (i) stock option and warrant exercises or vesting of restricted stock units that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities and (ii) shares issued pursuant to the Company’s Sales Agreement with Cowen and Company, LLC and the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC.   No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement that have not been effectively waived as of the Initial Closing Date. Except as set forth on Schedule 3.7 or a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.

3.8           SEC Reports. None of the SEC Reports, when filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Neither this Agreement nor any of the Related Agreements, nor any report, certificate or instrument provided by the Company to the Purchaser or its representatives in connection with any of the transactions contemplated by this Agreement or the Related Agreements, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.9           Registration Statement and Prospectus.  The Registration Statement and the Prospectus comply with the requirements of the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending.  Neither the Registration Statement nor any amendment or supplement thereto, at its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the date hereof and as of each Closing Date, neither the Prospectus nor any amendment or supplement thereto included, or will include, an untrue statement of a material fact or omitted, or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.             Representations And Warranties Of Purchaser.

The Purchaser hereby represents and warrants to the Company, as of the applicable Closing Date, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1           Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Related Agreements and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements by and the performance by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser.  This Agreement and the Related Agreements have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2           No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

5.

4.3           Investment Intent.  Purchaser is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.  Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity in violation of the Securities Act or any applicable state securities laws; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.4           Experience of the Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.5           Access to Information.  Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5.            Conditions To Closing.

5.1           Conditions to Purchaser’s Obligations at Each Closing.  Purchaser’s obligations to purchase the Shares at each of the Initial Closing, the Subsequent Initial  Closing, each Second Closing and the Third Closing are subject to the satisfaction, at or prior to each such Closing Date, of the following conditions:

(a)         Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, provided, however, that if the Company shall have delivered to the Purchaser a Schedule of Exceptions to any such representations and warranties, the Purchaser, shall have found all such exceptions acceptable in its reasonable discretion. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

(b)         Compliance Certificate.  The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated as of such Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (e) of this Section 5.1 have been satisfied.

(c)         Ownership Cap. After giving effect to the number of Shares to be purchased at such closing, the Purchaser (together with its affiliates and any other individuals, entities or groups with which the Purchaser may be deemed to share “beneficial ownership”) will not at any time be the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than the Ownership Cap.

(d)         Related Agreements. The License Agreement and the Clinical Supply Agreement (if executed and delivered prior to the date of such Closing) shall be in full force and effect and the Company shall not be in default under, or have materially breached and not cured to the reasonable satisfaction of the Purchaser, any provision of any of the Related Agreements that have been executed and delivered on or prior to the date of such Closing.

6.

(e)         Registration Statement; NASDAQ Listing.  The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or pending. The Shares shall be duly listed for trading on NASDAQ.  From the date of this Agreement to each Closing Date, trading in the Company’s Common Stock shall not have been suspended by the Commission or NASDAQ.

5.2           Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)         Representations and Warranties True.  The representations and warranties in Section 4 made by the Purchaser shall be true and correct in all material respects at the date of such Closing, with the same force and effect as if they had been made on and as of said date.

(b)         Performance of Obligations.  Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before such Closing.

6.             Miscellaneous.

6.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 6.1:

(a)          “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or in Japan or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(c)         “Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action by the Company as required in accordance with this Agreement.

(d)         “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.

(e)         “Related Agreements” means the following agreements between the Company and the Purchaser: the License Agreement, the Promissory Note, the Security Agreement, each of which is dated the date hereof; the Clinical Supply Agreement, which is to be executed and dated within 180 days of the date hereof; and the Commercial Supply Agreement, which is to be executed.

7.

(f)         “Restated Certificate” means the Fifth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on March 10, 2010, as amended by (i) the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation filed October 1, 2012, and (ii) the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation filed July 12, 2013.

(g)         “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof.

(h)         “Securities Act” means the United States Securities Act of 1933, as amended, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

(i)         “Subsidiary” means any entity as to which the Company has, directly or indirectly, more than a 50% ownership interest or the power to elect a majority of the entity’s directors, managers or other persons performing similar functions.

(j)          “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

(k)         “Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(l)         “VWAP” means the volume weighted average price of the Common Stock on the Principal Market, as reported by the Principal Market.

6.2           “Market Stand-Off” Agreement.  Purchaser hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the Effective Date and ending on the date which is one hundred eighty (180) days thereafter (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for common stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise.

6.3           Prohibition of Short Sales and Hedging Transactions.  Purchaser agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement, Purchaser and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Company’s Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Company’s Common Stock.  Without limiting the generality of the foregoing, neither the Purchaser nor any of its agents, representatives or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

8.

6.4           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof.  The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the state of Delaware.

6.5           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Purchaser or any of its representatives.

6.6           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.  Neither party may assign this Agreement without the prior written consent of the other.

6.7           Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein or therein.

6.8           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.9           Amendment and Waiver.  This Agreement may be amended or modified, only upon the written consent of the Company and the Purchaser.

6.10         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party’s part of any provisions or conditions of the Agreement or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.11          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) ten days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three days after deposit with an internationally recognized overnight courier, specifying three-day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature pages attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

9.

6.12           Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements.

6.13           Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement or any of the Related Agreements, including without limitation to enforce any provision in this Agreement or any of the Related Agreements, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or a Related Agreement, as the case may be, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.14           Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.15           Counterparts; Electronic or Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.16           Broker’s Fees.  Each party hereto represents and warrants that as of the date of this Agreement no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement or any of the Related Agreements.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.16 being untrue.

6.17           Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.18           California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

 [Signature Page Follows]

10.

In Witness Whereof, the parties hereto have executed the Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

Anthera Pharmaceuticals, Inc.		Zenyaku Kogyo Co., Ltd.

By:	/s/ Paul F. Truex	By:	/s/ Koichi Hashimoto

Print Name:	Paul F. Truex	Print Name:	Koichi Hashimoto

Title:	President and CEO	Title:	President and Chief Executive Officer

Address: 25801 Industrial Boulevard Suite B Hayward, CA 94566 USA		Address: 5-6-15, Otsuka, Bunkyo, Tokyo 112-8650, Japan

Exhibit A

SCHEDULE OF CLOSINGS

Initial Closing
Investment Amount (subject to Ownership Cap)	Purchase Price per Share	Initial Closing Shares
Up to $7,000,000.00	(VWAP of Anthera Common Stock for 20 Trading Days immediately before delivery of Initial Closing Notice)*1.3	(Investment Amount)/ (Purchase Price Per Share)

Second Closings
Investment Amount (subject to Ownership Cap)	Purchase Price per Share	Second Closing Shares
Up to $8,000,000.00	(VWAP of Anthera Common Stock for 20 Trading Days prior to delivery of Purchaser Closing Notice)*1.3	(Investment Amount)/ (Purchase Price Per Share)

Third Closing
Investment Amount (subject to Ownership Cap)	Purchase Price per Share	Third Closing Shares
Up to $4,000,000.00	VWAP of Anthera Common Stock for 20 Trading Days prior to delivery of Option Notice	(Investment Amount)/ (Purchase Price Per Share)